NORTHERN FUNDS

                                   FORM N-SAR

                               FILE NO. 811-08236

                        FISCAL YEAR ENDED MARCH 31, 2006

EXHIBIT INDEX

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

EXHIBITS

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

                                 AMENDMENT NO. 9
                         TO THE DECLARATION OF TRUST OF
                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

      The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Funds on November 4, 2005.

      RESOLVED, that pursuant to Article V of the Agreement and Declaration of Trust of Northern Funds (the "Trust"), an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Trust be, and hereby are, classified into an initial class of shares in the following series of shares: Enhanced Large Cap Fund (the "New Fund");

      FURTHER RESOLVED, that each share of the New Fund shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Agreement and Declaration of Trust of the Trust with respect to its shares of beneficial interest; and

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      FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions.

Date: November 4, 2005                    /s/ Jeffrey A. Dalke
                                          --------------------------------------
                                          Jeffrey A. Dalke
                                          Secretary

                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

                                AMENDMENT NO. 10
                         TO THE DECLARATION OF TRUST OF
                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

      The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Funds on February 16, 2006.

      RESOLVED, that pursuant to Article V of the Agreement and Declaration of Trust of Northern Funds (the "Trust"), an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Trust be, and hereby are, classified into an initial class of shares in the following series of shares: Emerging Markets Equity Fund (the "New Fund");

      FURTHER RESOLVED, that each share of the New Fund shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Agreement and Declaration of Trust of the Trust with respect to its shares of beneficial interest; and

      FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions.

Date: February 16, 2006

                                          /s/ Jeffrey A. Dalke
                                          --------------------------------------
                                          Jeffrey A. Dalke
                                          Secretary